                                                                  EXHIBIT 99.12b

                               ERNST & YOUNG LLP
                               560 MISSION STREET
                                   SUITE 1600
                            SAN FRANCISCO, CA 94105

                                 March 31, 2006

Board of Directors
American Century Mutual Funds, Inc.
4500 Main Street
Kansas City, Missouri 64111

Board of Directors
Mason Street Funds, Inc.
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

     You have requested our opinion concerning certain Federal income tax consequences of the proposed reorganization ("Reorganization") between Mason
Street Small Cap Growth Stock Fund ("Fund"), a series of Mason Street Funds,
Inc., a Maryland corporation, and American Century--Mason Street Small Cap
Growth Fund ("Acquiring"), a series of American Century Mutual Funds, Inc., a
Maryland corporation, pursuant to an Agreement and Plan of Reorganization dated
December 14, 2005, as amended by the First Amendment thereto dated January 23,
2006, and the Second Amendment thereto dated March 30, 2006 (the "Agreement").

     For purposes of this opinion, we have examined and rely upon (1) the
Agreement, (2) the Proxy Statement ("Proxy") dated February 3, 2006, issued in connection therewith and which, among other things, sets forth the business purposes of the Reorganization, (3) the facts and representations contained in letters dated March 31, 2006, addressed to us from Mason Street Funds, Inc. on behalf of Fund and from American Century Investments on behalf of Acquiring, appended hereto as Exhibits ("Representation Letters"), and (4) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

     This opinion is conditioned, among other things, upon the Reorganization taking place in the manner described in the Agreement and Proxy and upon the information provided to us being true, correct, and complete. We have not been requested to, nor have we, undertaken independent verification of the facts and representations provided to us.

     SUMMARY OF KEY FACTS. Under the terms of the Agreement, the following will occur at the effective time of the Reorganization:

          • the transfer of at least 99% of the net assets of Fund at that time to Acquiring in exchange for Acquiring voting common shares having equivalent value to the net assets transferred;

          • the pro rata distribution of Acquiring shares so received by
Fund to Fund

ERNST & YOUNG LLP

Board of Directors                                                March 31, 2006
American Century Mutual Funds, Inc.                                       Page 2

Board of Directors
Mason Street Funds, Inc.

shareholders of record; and

          • the termination of Fund as a series of Mason Street Funds, Inc.
following the Reorganization.

     In addition, other facts that form the basis for the views expressed in this opinion letter are set forth in the Representation Letters, which are an integral part of this opinion letter. Further, we understand that Fund's taxable year ends on March 31.(1)

     FACTUAL ASSUMPTIONS. For purposes of this opinion letter, we have assumed that all documents provided to us in connection herewith are true, accurate, and complete copies of the documents they purport to be and that all information and representations provided to us by Fund, Acquiring, and their representatives are accurate and complete.

     FACTUAL REPRESENTATIONS. The Representation Letters, which are appended hereto as Exhibits, set forth representations upon which we rely for purposes of furnishing this opinion letter.

     BUSINESS PURPOSE OF REORGANIZATION. There is stated in the Proxy, and Fund and Acquiring have each specifically represented to us, that the purpose of the
Reorganization is to maximize the potential for economies of scale for Fund and its shareholders, increase the likelihood of asset growth through increased distribution capabilities, offer more efficient operations, provide solid investment performance, and greater diversification of investment portfolios available to Fund's shareholders.

     DISCUSSION. In order to qualify as a so-called tax-free reorganization with the attendant tax consequences, a transaction must be described in one or more paragraphs of section 368(a) of the Internal Revenue Code of 1986, as amended
("Code"). A transaction is described in Code section 368(a)(1)(F) if it constitutes a "mere change in identity, form or place of organization of one corporation, however effected." Based on the requirements under Code section
368(a)(1)(F), and the regulatory requirements for reorganizations in general, for a transaction to qualify as an "F" reorganization, it generally is necessary for the following to be satisfied:

     (1) in the transaction, one corporation transfers at least 99% of its assets to another

------------------------

(1) The transaction that is the subject of this letter is anticipated to close on this date, the last day of Fund's taxable year. Under the Internal Revenue
Code, certain assets of Fund may be required to be "marked-to-market" on the last day of its taxable year (SEE, E.G., Code section 1256). Such marking-to-market would occur regardless of the Reorganization and is not covered by this opinion letter.

ERNST & YOUNG LLP

Board of Directors                                                March 31, 2006
American Century Mutual Funds, Inc.                                       Page 3

Board of Directors
Mason Street Funds, Inc.

corporation in exchange for shares of the acquiring corporation of equivalent value (REV. RUL. 66-284, 1966-2 CB 115);

     (2) immediately before the transaction, the acquiring corporation has no assets or tax history (SEE, E.G., AHLES REALTY CORP. V. COMMISSIONER, 71 F.2d
150 (2d Cir. 1934); GEORGE WHITELL AND CO. V. CIR, 34 BTA 1070 (1936));

     (3) in the transaction, the shareholders of the transferring corporation become shareholders of the acquiring corporation by virtue of their being shareholders of the transferring corporation;

     (4) the transaction must be supported by a valid business purpose (Treasury
Regulations § 1.368-1(c)); and

     (5) the transaction must be undertaken in pursuance of a plan of reorganization.

     In addition, under Proposed Treasury Regulations § 1.368-2(m)(1)(C), which, as of this date is not in effect, the transferring corporation must liquidate completely in the transaction.

     Pursuant to Code section 851(g), each of Fund and Acquiring should be treated as a separate corporation for Federal tax purposes. Based on the documents, facts, and representations furnished to us as outlined above, (1)
pursuant to the Agreement, Fund will transfer to Acquiring in the transaction at least 99% of its net assets; (2) immediately before the transaction, Acquiring will have no assets or tax history; (3) in the transaction, Fund shareholders will become shareholders of Acquiring by virtue of their being shareholders of
Fund; (4) the transaction is supported by a substantial business purpose; and
(5) Fund will completely liquidate as part of the transaction. In addition, we have been informed that the transaction is being undertaken pursuant to the
Agreement, which should be regarded as a valid plan of reorganization.
Consequently, the transaction that is the subject of this letter appears to be described in Code section 368(a)(1)(F).

     Fund and Acquiring are series of open-end investment companies registered with the United States Securities and Exchange Commission under the Investment
Company Act of 1940 ("1940 Act"). Under section 22(e) of the 1940 Act, Fund and
Acquiring generally are required to redeem their shares tendered for redemption by their shareholders on any day that the investment company is open for business. This redemption right is based on the 1940 Act; it does not originate in and is not part of the Agreement and in fact pre-existed the Agreement.

     While not citable as precedent, the Internal Revenue Service ("Service")
has recognized in private letter rulings that an open-end investment company's obligation to redeem its shares upon

ERNST & YOUNG LLP

Board of Directors                                                March 31, 2006
American Century Mutual Funds, Inc.                                       Page 4

Board of Directors
Mason Street Funds, Inc.

demand of a shareholder in the ordinary course of its business is not inconsistent with its ability to undergo a reorganization described in Code section 368(a)(1)(F). SEE, E.G., LTR 9627015 (Apr. 5, 1996).

     Similarly, in REVENUE RULING 96-29, 1996-1 CB 50, the Service considered two situations and determined in each that the merger of a corporation into another corporation created in another state qualified as a reorganization described in Code section 368(a)(1)(F), even though it was a step in a larger integrated transaction that involved significant changes in shareholders of the corporation that underwent the Code section 368(a)(1)(F) reorganization. In
Situation 1, Corporation Q changed its state of incorporation by merging into
Corporation R. Immediately thereafter, and as part of the same plan, Corporation
R sold additional shares of its stock to the public and redeemed all of the outstanding shares of its nonvoting preferred stock. In Situation 2, Corporation
W acquired Corporation Z by having Corporation Z merge with and into Corporation
Y, a wholly owned subsidiary of Corporation W. The Corporation Z shareholders received Corporation W stock. Immediately thereafter and as part of the same plan, Corporation W changed its place of incorporation. In each situation, the reincorporation was respected by the Service as one described in Code section
368(a)(1)(F), even though it was a step in a larger integrated plan which entailed significant changes in the shareholdings of the corporation. Thus, we believe that redemptions undertaken by Fund pursuant to section 22(e) of the
1940 Act similarly should not be regarded as affecting adversely qualification of the proposed reorganization as one described in Code section 368(a)(1)(F).(2)

     Finally, in Proposed Treasury Regulations § 1.368-2(m), the IRS has
proposed to define a reorganization described in Code section 368(a)(1(F). In relevant part, under that definition, redemptions by a corporation of less than all of its stock would be ignored. We note this point because it is consistent with the aforecited authorities but it also should be noted that proposed regulations are not effective and therefore cannot be relied upon.

     Based upon and subject to the foregoing and the conditions below, it is our opinion that, for Federal income tax purposes:

------------------------

(2) The Service has bound itself not to take positions contrary to its published authority. In CC-2002-043 and CC-2003-014, the Service's National Office
announced that the Service would not take positions in litigation, Technical
Advice Memoranda, Private Letter Rulings, advisory opinions, and similar items, inconsistent with published guidance or proposed regulations. CC-2002-043,
REPRINTED IN 2002 TNT 206-13 (Oct. 17, 2002), CLARIFIED AND SUPERSEDED BY
CC-2003-014, REPRINTED IN 2003 TNT 93-7 (May 8, 2003). The policy applies regardless of the age of the guidance and regardless of whether courts have chosen to follow the published position.

ERNST & YOUNG LLP

Board of Directors                                                March 31, 2006
American Century Mutual Funds, Inc.                                       Page 5

Board of Directors
Mason Street Funds, Inc.

     1. The transfer of the assets of Fund to Acquiring in exchange solely for
Acquiring shares and the assumption by Acquiring of certain identified ordinary course liabilities ("Specified Liabilities") of Fund, followed by the distribution of Acquiring shares to the shareholders of Fund in exchange for their Fund shares, will qualify as a reorganization within the meaning of Code section 368(a)(1). Fund and Acquiring will each be "a party to a reorganization"
within the meaning of section 368(b) of the Code.

     2. Fund will recognize no gain or loss on the transfer of its assets to, and on the assumption of its Specified Liabilities by, Acquiring or on the
distribution by Fund to its shareholders of Acquiring shares received by Fund in the Reorganization pursuant to the Agreement.

     3. Acquiring will recognize no gain or loss upon the acquisition of Fund's assets in exchange for Acquiring shares and the assumption by Acquiring of
Fund's Specified Liabilities.

     4. The basis to Acquiring of the assets received from Fund will be the same as the adjusted basis of those assets in the hands of Fund immediately before the exchange.

     5. Acquiring's holding periods with respect to the assets of Fund that
Acquiring acquires in the Reorganization will include the periods for which those assets were held by Fund (except where investment activities of Acquiring have the effect of reducing or eliminating a holding period with respect to an asset).

     6. The shareholders of Fund will recognize no gain or loss upon receiving shares of Acquiring in exchange for their Fund shares.

     7. The basis of the shares of Acquiring received by a shareholder of Fund in the Reorganization will be the same as the adjusted basis of Fund shares surrendered by that shareholder in exchange therefor.

     8. A Fund shareholder's holding period for the shares of Acquiring received by the shareholder in the Reorganization will include the holding period during which the shareholder held Fund shares surrendered in exchange therefor, provided that the shareholder held such shares as a capital asset on the date of the Reorganization.

     9. In accordance with Code Section 381(a) and regulations thereunder,
Acquiring will succeed to and take into account certain tax attributes of Fund, subject to applicable limitations under or pursuant to the Code.

     The conclusions expressed in this opinion represent and are based upon our judgment

ERNST & YOUNG LLP

Board of Directors                                                March 31, 2006
American Century Mutual Funds, Inc.                                       Page 6

Board of Directors
Mason Street Funds, Inc.

regarding the application of Federal income tax laws arising under the Code, judicial decisions, administrative regulations, published rulings and other tax authorities existing as of the date of this letter. This opinion is not binding upon the Service or the courts and there is no guarantee that the Service will not successfully assert a contrary position. If it did so, Fund, Acquiring, and their shareholders may be subject to additional taxes, substantial penalties, and interest charges. Furthermore, no assurance can be given that future legislative or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein.
We undertake no responsibility to advise any party or shareholder of any new developments in the application or interpretation of the Federal income tax laws or regarding changes in facts or circumstances occurring or discovered after the time of delivery of this opinion.

     This opinion does not address any Federal tax consequences of the transactions set forth herein, or transactions related or proximate to such transactions, except as specifically set forth herein. This opinion does not address any state, local, foreign, or other tax consequences that may result from any of the transactions set forth herein, or transactions related to such transactions. We expressly authorize the addressees of this letter to disclose every aspect of our advice and services to any and all persons, without limitation; however, this opinion may not be relied upon by any other party to this transaction or in any other transaction without our prior written consent.

     This opinion is based upon the representations made to us and upon the documents, facts, and assumptions that have been included or referenced herein.
In rendering our opinion, we have relied upon such representations, documents and facts as being true, accurate and authentic without independent verification on our part. Our opinion may be altered if all the actions described herein are not consummated as described herein without waiver or breach of any material provision thereof or if the facts and assumptions set forth herein or the representations made to us are not true, accurate, and complete at all relevant times. In the event any one or more of the facts, representations, or assumptions is incorrect, in whole or in part, the conclusions reached in this opinion might be adversely affected and, as a result, no reliance should be placed on this opinion in such circumstances.

     We express no opinion as to the tax consequences of the Reorganization except as

ERNST & YOUNG LLP

Board of Directors                                                March 31, 2006
American Century Mutual Funds, Inc.                                       Page 7

Board of Directors
Mason Street Funds, Inc.

expressly set forth above, or as to any transaction except those consummated in accordance with the Agreement, the Proxy, and the representations made to us.

                                       Very truly yours,

                                       /s/ Ernst & Young LLP

Attachments